UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2009
Date of Report (Date of earliest event reported)

TERRACE VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50569	91-2147101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Peace Portal Drive, Suite 202,
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 220-5218
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

Approval of 1-for-5 Reverse Stock Split

On September 2, 2009, the Board of Directors of Terrace Ventures Inc. (the “Company”) approved a one-for-five reverse split of the Company’s common stock (the “Reverse Stock Split”). The Company’s Board of Directors believes that tightening the capital structure by completing the Reverse Stock Split will assist the Company in obtaining the financing required for growth and successful implementation of the Company’s business plan.

Upon completion of the Reverse Stock Split, the Company’s authorized capital of common stock will be decreased from 400,000,000 shares, par value $0.001 per share, to 80,000,000 shares, par value $0.001 per share, and the issued and outstanding common stock will be reduced from 47,353,200 shares to approximately 9,470,640 shares subject to rounding up of any fractional shares to the nearest whole number. The Reverse Stock Split is expected to be effective on October 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRACE VENTURES INC.

Date: September 4, 2009
	By:	/s/ Howard Thomson

HOWARD THOMSON
President and Chief Executive Officer